SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  May 12, 1997


               FREEPORT-McMoRan COPPER & GOLD INC.


        Delaware                1-9916              74-2480931
      (State or other        (Commission          (IRS Employer
       jurisdiction of        File Number)         Identification
       incorporation or                            Number)
       organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

Registrant's telephone number, including area code:(504) 582-4000


Item 5.  Other Events.

NEW ORLEANS, LA., May 12, 1997 - Freeport-McMoRan Copper & Gold Inc. (FCX) announced that, at its annual securities analyst meeting, company representatives will discuss FCX's operating activities including the status of its exploration and expansion programs in Irian Jaya, Indonesia. Exploration activities continue within FCX's original Block A area consisting of 24,700 acres and the adjacent Block B area consisting of 3.25 million acres both covered by the contract of work (COW) of FCX's subsidiary, P.T. Freeport Indonesia Company (PT-FI). FCX is also conducting exploration activities within the 1.8 million acre area covered by the COW of FCX's subsidiary, P.T. Irja Eastern Minerals Corporation (Eastern Mining).
     FCX also announced today that the Government of Indonesia's Department of Mines and Energy has indicated its approval to allow FCX to expand its mill operations up to 300,000 metric tons of ore per day (MTPD) pending successful completion of the environmental assessment process. The ability to increase production, beyond the currently underway fourth concentrator mill expansion to a minimum of 190,000-200,000 MTPD, provides FCX significant flexibility and opportunities for enhancement through future mine planning and production scheduling. This will allow FCX to maximize value from its ore reserves both within the Grasberg open pit as well as incorporating its new high grade underground ores, including Kucing Liar, Big Gossan and Grasberg reserves.
     Exploratory drilling within Block A continues to yield positive results and will favorably impact future mine planning and expansion decisions. Specifically, exploration activities at Kucing Liar continue to provide very encouraging results and is confirming the 200-250 million metric ton geologic resource of
2.0 percent copper equivalent previously announced on the southeast quadrant of the Grasberg intrusive. At year-end 1996,
82.3 million tons of ore averaging 2.2 percent copper equivalent at Kucing Liar, representing 1.9 billion pounds of copper and 2.7 million ounces of gold, were added to recoverable reserves. Additional drilling is being conducted from within the Kucing
Liar/Lembah Tembaga drift being driven from the Amole adit. Also, surface drilling on the northern flank of the Grasberg intrusive has commenced to test for Kucing Liar and "skarn-type" mineralization at the 2,500-2,900 meter elevation. FCX believes that both Kucing Liar and heavy sulfide "skarn-type" mineralization could surround much of the Grasberg intrusive at these depths. Underground drill results from the Amole adit on the southeast flank of the Grasberg intrusive are reported below, representing a partial list of the drill hole information encountered at Kucing Liar since our update of September 18, 1996.

           Hole No.    Interval         %Cu     g/t Au   %CuEq.
           --------    --------         ----    ------   -----
            KL16-8      210.0m          0.98     1.43     1.91
            KL18-8      142.5m          1.34     1.88     2.56
            KL20-7      156.0m          1.04     0.84     1.59
            KL20-9       40.5m          1.21     1.39     2.11
            KL22-5      408.4m          1.21     1.15     1.96
            KL23-8      326.0m          1.18     1.12     1.91
            KL24-3      299.3m          1.27     1.07     1.97
                        110.1m (deep)   1.27     0.72     1.73
            KL24-4      457.5m          2.05     1.80     3.22

Additionally, drill hole GRS 34-1 was drilled in front of the advancing Amole adit at a -20 degree angle to test the downward extension of the Grasberg mineralization below the presently outlined 2,820 meter elevation block cave reserve.
  The following mineralized intervals were encountered, which indicate the potential for additional Grasberg reserves at depth.

           Hole No.  Elevation  Interval   %Cu    gAu   %CuEq.
           --------  ---------  --------  ----   ----    ----
           GRS34-1     2880         96m   1.26   1.02    1.92
                       2820         51m   1.16   0.86    1.72
                       2800        132m   1.20   1.01    1.85
                       2750         41m   1.21   1.29    2.05
                       2700         79m   0.94   0.29    1.13

Further drilling will be required from the advancing Amole adit to fully evaluate this deep Grasberg potential.
     Also, the driving of the Amole adit into the Grasberg orebody has provided a unique opportunity to take "rib" samples off the walls of this adit, which resulted in the following mineralization.

                                 Amole
                   -------------------------------
                              Main Drift
                   -------------------------------
                   Interval   %Cu     gAu    %CuEq.
                   --------  ----    ----    -----
                       6m    1.63    1.37    2.55
                       3m    2.07    1.01    2.75
                       6m    1.71    1.24    2.54
                       6m    1.53    0.90    2.13
                      ---    ----    ----    ----
                      21m    1.69    1.15    2.44


     Exploration drilling continues at various other targets within Block A including western extensions to the DOZ orebody, West Grasberg, Idenberg, DOM SE and, as mentioned above, Kucing Liar North.
     Field work within Block B continued with 3-5 drills operating in the Hitalipa District. Geologic crews are conducting follow-up mapping, sampling and geophysical surveys in other target areas. The Wabu gold zone, containing a 3.0-4.0 million ounce geologic resource, continues to be drilled in order to bring this resource to reserve status. Efforts to further expand the near surface resource by 0.5-1.0 million ounces are currently being focused in the East Ridge and FI zone areas. Upgrading of the resource by infill drilling also continues in the FI & Central zone areas of the Wabu prospect. Following is a partial list of some of the recent drill results.

                  FI Zone (Infill Drilling &
                          Exploration)
                 -----------------------------
                 Hole No.      Interval  gAu/t
                 -------       --------  -----
                 BO-117           24m    13.47
                 BO-109           21m    11.53
                 BO-108           21m     5.18
                 BO-110           21m     4.42
                 BO-129           21m     1.92
                 BO-165            9m     4.28

                 Central Zone (Infill Drilling)
                 -----------------------------
                 BO 144-3         45m     1.88
                 BO 158-3         36m     1.80
                 BO 176-4         69m     2.30
                 BO 176-3         27m     5.27

                  East Ridge Zone (Exploration
                           Drilling)
                 -----------------------------
                 160-1             6m     1.15
                 205-2             3m     6.88
                 205-3             3m     8.61
                 219-1             9m     2.11
                 219-4            18m     6.75

     Drilling is also underway at other targets including the Pagane porphyry and Minjauh prospects. The Pagane porphyry prospect represents a geophysical resistivity anomaly coincident with a 500 meter by 500 meter altered intrusive with surface samples exhibiting anomalous copper and gold mineralization having values ranging from 1.0-2.6 percent copper and 0.75-2.0 grams per ton gold. Pagane and another resistivity anomaly also on the north side of Wabu Ridge are postulated as being the potential source of the mineralizing solutions which are responsible for the gold resource discovered to date along Wabu Ridge. Exploration drilling activities have been initiated on the Pagane and Minjauh prospects.
     Drilling continues in Eastern Mining's Etna Bay District involving porphyry copper/gold and gold targets. Regional follow-up mapping and sampling continues on other targets within Block I. Coincident magnetic, geochemistry and geology anomalies are being reevaluated in light of newly acquired geophysical resistivity data.

     Exploratory activities in Block II are being concentrated on completing the regional geology and drilling at the Haiura prospect. Early drill results for gold from the Haiura drill site HU-7 are tabulated below.

              Drill No.     Interval gAu/t
              ---------     -------- -----
                HU 7-1        228m    2.08
                              (36m    8.13
                                3m   41.9)
                HU 7-2         27m    5.19
                               (3m   36.0)
                HU 7-3         12m    2.23


Porphyry style mineralization also exists in the Haiura area where grades from surface samples exhibiting anomalous copper and gold mineralization range between 1.0-1.25 percent copper and 0.75-2.5 grams per ton gold.
     Surface work at Katehawa East, also in Block II, has outlined a 200 meter by 500 meter mineralized intrusive associated with a magnetic high with surface samples exhibiting anomalous copper and gold mineralization ranging between 1.0-4.5 percent copper and 0.75-4.0 grams per ton gold. A helicopter assisted sampling program was completed in Eastern Mining's Block III area with results presently being interpreted.
     FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                            SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act of 1934,  the registrant has  duly caused this  report to  be
signed  on  its  behalf   by  the  undersigned,  thereunto   duly
authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By:  /s/ Michael A. Weaver
                                   ------------------------------
                                        Michael A. Weaver
                              Controller - Financial Reporting
                                  (authorized signatory and
                                 Principal Accounting Officer)




Date:  May 13, 1997